UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: October 23, 2018

CARBON BLACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38478	55-0810166

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(617) 393-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Explanatory Note. This Current Report on Form 8-K/A is being filed pursuant to Instruction 2 to Item 5.02 of the original report on Form 8-K filed on October 23, 2018, to report information that had not been determined at the time of the original filing.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the appointment of Thomas Hansen as Chief Operating Officer of Carbon Black, Inc. (the “Company”), on October 30, 2018, the Board of Directors of the Company awarded Mr. Hansen 50,000 restricted stock units (“RSUs”), each unit representing the right to acquire one share of the Company’s common stock.  25% of the RSUs will vest on September 4, 2019, and thereafter 75% of the RSUs will vest in 12 quarterly installments, assuming Mr. Hansen’s completion of continuous service through each such vesting date. The remainder of Mr. Hansen’s compensation remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carbon Black, Inc.

Dated: November 1, 2018	By:	/s/ Mark P. Sullivan
Mark P. Sullivan
Executive Vice President and Chief Financial Officer